Exhibit 99.1

Investor Contact: Jeremy Cohen

Investor.Relations@Covista.com

+1 312-906-6600

Media Contact: Maureen Bender

CovistaMedia@Covista.com

+1 313-319-4732

Covista Announces Fiscal Year 2026 Results, Exceeds Financial Guidance;

Initiates Fiscal Year 2027 Guidance

Total Q4 enrollment up 8.4% and revenue up 9.7% YoY

Chamberlain accelerates total enrollment growth to 1.6%

Revenue up 9.3% YoY for fiscal year 2026

Fiscal year 2026 diluted earnings per share $7.04; Adjusted EPS $8.25, growth of 23.7% YoY

Fourth quarter highlights

●	GAAP diluted earnings per share $2.06; adjusted EPS $2.09, up 25.9% year-over-year
●	Total student enrollment 99,472, up 8.4% year-over-year, achieved 12th straight quarter of growth
●	Revenue $501.4 million, up 9.7% year-over-year
●	Chamberlain University accelerated total enrollment growth, and achieved 16th straight quarter of pre-licensure BSN total enrollment growth
●	Walden University achieved 12th straight quarter of total enrollment growth, up 14.0% year-over-year, highest total enrollment in university history
●	Medical and Veterinary delivered total enrollment growth of 7.3% year-over-year
●	GAAP net income $71.7 million; adjusted EBITDA $126.9 million, up 15.2% year-over-year

Fiscal year highlights

●	Revenue $1,954.1 million, up 9.3% year-over-year
●	Chamberlain University resumed total enrollment growth in second half, and announced two major employer collaborations with leading health systems to address critical healthcare workforce needs
●	Walden University total enrollment up double digits every quarter, delivered the highest total enrollment in university history
●	Medical and Veterinary enrolled approximately 5,250 students on average, up 4.5% year-over-year
●	GAAP net income $251.6 million; adjusted EBITDA $521.7 million, up 13.5% year-over-year

Fiscal year capital allocation

●	Repurchased $238 million of shares and repaid $50 million of outstanding Term Loan B debt
●	Successfully refinanced outstanding debt and increased revolving credit capacity, with extended maturities and attractive rates
●	Net leverage of 0.5x as of June 30, 2026

Fiscal year 2027 guidance

●	Revenue in the range of $2,050 million to $2,090 million, or approximately 5% to 7% growth year-over-year

●	Adjusted earnings per share in the range of $8.90 to $9.15, or approximately 8% to 11% growth year-over-year

CHICAGO – August 6, 2026 – Covista Inc. (NYSE: CVSA), America’s largest healthcare educator, today reported fourth quarter and fiscal year 2026 results (ended June 30, 2026). The Company completed its three-year Growth with Purpose strategy and now embarks on its Purpose at Scale strategy, leading the transformation of higher education by training the next generation of healthcare professionals at an industry-leading scale.

"We completed Growth with Purpose in a position of strength, exceeding both our fiscal 2026 and long-term financial targets. The strategy produced exactly what it was designed to deliver: compounding returns built on sustained investment, deliberate positioning, and a relentless focus on student outcomes. But the results go beyond the financial. They reflect a deeper transformation and vision to be the destination where healthcare ambitions are made possible, graduating professionals who don't just fill jobs, but strengthen the communities where they serve,” said Steve Beard, Chairman and Chief Executive Officer, Covista. “We enter our next chapter, Purpose at Scale, powered by an operating model that converts durable healthcare demand into sustainable, profitable growth. Applying that discipline to a larger opportunity is how we create value for our stakeholders and help close the healthcare workforce shortage the country urgently needs solved."

Financial Highlights

Selected financial data for the three months ended June 30, 2026:

●	Revenue of $501.4 million increased 9.7% compared with the prior year
●	Operating income of $95.4 million, compared with $76.9 million in the prior year; adjusted operating income of $100.9 million, compared with $87.5 million in the prior year
●	Net income of $71.7 million, compared with $54.2 million in the prior year; adjusted net income of $72.8 million, compared with $62.4 million in the prior year
●	Diluted earnings per share of $2.06, compared with $1.44 in the prior year; adjusted earnings per share of $2.09, compared with $1.66 in the prior year
●	Adjusted EBITDA of $126.9 million, compared with $110.2 million in the prior year; adjusted EBITDA margin of 25.3%, compared with 24.1% in the prior year

Selected financial data for the fiscal year ended June 30, 2026:

●	Revenue of $1,954.1 million increased 9.3% compared with the prior year
●	Operating income of $383.4 million, compared with $341.5 million in the prior year; adjusted operating income of $419.5 million, compared with $370.2 million in the prior year
●	Net income of $251.6 million, compared with $237.1 million in the prior year; adjusted net income of $294.7 million, compared with $255.6 million in the prior year
●	Diluted earnings per share of $7.04, compared with $6.18 in the prior year; adjusted earnings per share of $8.25, compared with $6.67 in the prior year
●	Adjusted EBITDA of $521.7 million, compared with $459.7 million in the prior year; adjusted EBITDA margin of 26.7%, compared with 25.7% in the prior year

Business Highlights

●	Covista and Advocate Health, the third-largest nonprofit integrated health system in the United States, launched a strategic nursing collaboration that creates a clear, financially supported pathway into the nursing profession. Delivered through Chamberlain University, the new collaboration expands access to nursing education and builds a direct pipeline of practice-ready nurses across the communities Advocate Health serves.
●	Chamberlain University continues to make progress with its campus expansion strategy, announcing it will open two new campuses, in Cincinnati and Salt Lake City, which are expected to start classes during the first half of fiscal year 2027.
●	Walden University continues to expand student program offerings; programs launched heading into the 2026 academic year have enrolled more than 1,700 students. Subsequent to the quarter, Walden began enrolling students in four new programs and submitted two additional behavioral health programs for regulatory approval.
●	Covista’s Medical and Veterinary schools (American University of the Caribbean School of Medicine, Ross University School of Medicine and Ross University School of Veterinary Medicine) graduated more than 1,100 students in fiscal year 2026. Medical students from 46 states and 28 countries and veterinary students from 42 states and 8 countries were amongst the graduating class.[1]
●	In partnership with Google Cloud, Covista added nine new AI professional certificates during the fourth quarter—including AI applications in veterinary medicine, mental health, and public health, amongst others. In total, Covista has made 12 credentials available to active students, alumni and healthcare professionals, enrolling more than 9,000 learners to date, underscoring how urgently the health professions are seeking AI fluency.
●	Covista has been recognized with multiple national awards honoring the company's workplace culture, employee experience, and commitment to corporate responsibility, including the Forbes list of America’s Best Employers for New Grads 2026 and the 2026-2027 Best Company to Work For - Midwest by U.S. News & World Report.

Segment Highlights

Chamberlain

	Three Months Ended			Year Ended
$ in millions	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue	$190.2	$184.3	3.2%	$750.2	$725.8	3.4%
Operating Income	$36.3	$35.7	1.6%	$141.6	$151.5	(6.5)%
Adj. Operating Income	$36.3	$35.7	1.6%	$143.6	$153.4	(6.3)%
Adj. EBITDA	$46.8	$45.0	3.8%	$185.5	$191.4	(3.1)%
Total Students (2)	39,501	38,891	1.6%

●	Total student enrollment increased 1.6% compared with the prior year, driven by growth in pre-licensure nursing.

Walden

	Three Months Ended			Year Ended
$ in millions	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue	$210.8	$182.2	15.7%	$804.9	$693.4	16.1%
Operating Income	$59.8	$44.0	35.9%	$227.8	$177.9	28.0%
Adj. Operating Income	$62.8	$46.8	34.3%	$239.7	$183.6	30.6%
Adj. EBITDA	$69.7	$52.7	32.3%	$268.0	$206.5	29.8%
Total Students (2)	54,851	48,116	14.0%

●	Total student enrollment increased 14.0% compared with the prior year, driven by growth in healthcare and non-healthcare programs.

Medical and Veterinary

	Three Months Ended			Year Ended
$ in millions	June 30,			June 30,
	2026	2025	% Change	2026	2025	% Change
Revenue	$100.3	$90.6	10.7%	$398.9	$369.1	8.1%
Operating Income	$16.7	$14.9	12.1%	$79.1	$68.8	15.0%
Adj. Operating Income	$16.7	$15.1	10.4%	$80.0	$69.3	15.5%
Adj. EBITDA	$22.5	$20.0	12.3%	$102.8	$88.8	15.7%
Total Students (2)	5,120	4,773	7.3%

●	Total student enrollment increased 7.3% compared with the prior year, driven by growth in both medical and veterinary.

Fiscal Year 2027 Outlook

Covista initiates guidance for fiscal year 2027, including:

●	Revenue in the range of $2,050 million to $2,090 million, or approximately 5% to 7% growth year-over-year.
●	Adjusted earnings per share in the range of $8.90 to $9.15, or approximately 8% to 11% growth year-over-year.

“We are entering the first year of Purpose at Scale with enhanced momentum, reflecting our strong finish to fiscal year 2026. The overall financial performance trajectory allows us to provide compelling guidance for fiscal year 2027. Taken together, we are tracking ahead of where we expected we would be with regard to our long-term targets,” said Beard.

Conference Call and Webcast Information

Covista will hold a conference call to discuss its fourth quarter and fiscal year 2026 results today at 4:00 p.m. CT (5:00 p.m. ET).

The call can be accessed by dialing +1 877-407-6184 (U.S. participants) or +1 201-389-0877 (international participants) and stating “Covista earnings call” or by using conference ID:13761006. The call will be simulcast through the Covista investor relations website at: https://investors.covista.com.

Covista will archive a replay of the call for 30 days. To access the replay, dial +1 877-660-6853 (U.S.) or +1 201-612-7415 (international), conference ID: 13761006, or visit the Covista investor relations website.

About Covista

Covista (NYSE: CVSA) is America's largest healthcare educator, serving 100,000 students and supported by a community of 400,000 alumni across five accredited institutions. Through personalized, tech-enabled education powered by 10,000 faculty and colleagues, Covista expands access to healthcare careers and addresses the U.S. healthcare workforce shortage at scale. Covista is the parent company of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. For more information, visit Covista.com and follow us on LinkedIn, Instagram and YouTube.

Cautionary Disclosure Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding Covista’s future growth. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “project,”

“expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “potential,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. Important factors that could cause actual results to differ materially from the expectations expressed or implied by our forward-looking statements are disclosed in Item 1A. “Risk Factors,” of our Annual Report on Form 10-K. You should evaluate forward-looking statements in the context of these risks and uncertainties and are cautioned to not place undue reliance on such forward-looking statements. We caution you that these factors may not contain all of the factors that are important to you. We cannot assure you that we will realize the results, performance or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. All forward-looking statements are based on information available to us as of the date any such statements are made, and Covista assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized, except as required by law.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP.

1.	States include the District of Columbia; countries based on student citizenship.
2.	Represents total students attending sessions during each institution’s most recent enrollment period in Q4 FY 2026 and Q4 FY 2025.

###

Covista Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$406,316	$199,601
Restricted cash	1,438	1,563
Accounts and financing receivables, net	169,561	146,189
Prepaid expenses and other current assets	75,126	68,837
Total current assets	652,441	416,190
Noncurrent assets:
Property and equipment, net	302,649	256,131
Operating lease assets	204,364	191,194
Deferred income taxes	—	32,956
Intangible assets, net	754,254	765,474
Goodwill	961,262	961,262
Other assets, net	137,738	129,145
Total noncurrent assets	2,360,267	2,336,162
Total assets	$3,012,708	$2,752,352
Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$124,763	$105,017
Accrued payroll and benefits	78,669	76,374
Accrued liabilities	94,364	77,286
Deferred revenue	259,125	214,091
Current operating lease liabilities	34,799	35,159
Current portion of long-term debt	5,100	—
Total current liabilities	596,820	507,927
Noncurrent liabilities:
Long-term debt	657,750	552,669
Long-term operating lease liabilities	207,846	186,172
Deferred income taxes	61,782	31,856
Other liabilities	42,325	40,103
Total noncurrent liabilities	969,703	810,800
Total liabilities	1,566,523	1,318,727
Commitments and contingencies
Total shareholders' equity	1,446,185	1,433,625
Total liabilities and shareholders' equity	$3,012,708	$2,752,352

Covista Inc.

Consolidated Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$501,382	$457,106	$1,954,085	$1,788,290
Operating cost and expense:
Cost of educational services	216,749	198,930	833,660	771,430
Student services and administrative expense	188,089	180,863	730,720	672,004
Restructuring expense	1,101	388	6,329	3,314
Total operating cost and expense	405,939	380,181	1,570,709	1,446,748
Operating income	95,443	76,925	383,376	341,542
Interest expense	(9,799)	(10,853)	(45,435)	(52,318)
Other income, net	2,756	2,511	7,178	9,290
Income from continuing operations before income taxes	88,400	68,583	345,119	298,514
Provision for income taxes	(16,240)	(14,121)	(77,744)	(65,837)
Income from continuing operations	72,160	54,462	267,375	232,677
Discontinued operations:
(Loss) income from discontinued operations before income taxes	(426)	(346)	(21,236)	5,870
(Provision for) benefit from income taxes	(13)	96	5,427	(1,482)
(Loss) income from discontinued operations	(439)	(250)	(15,809)	4,388
Net income and comprehensive income	$71,721	$54,212	$251,566	$237,065

Earnings (loss) per share:
Basic:
Continuing operations	$2.12	$1.51	$7.63	$6.27
Discontinued operations	$(0.01)	$(0.01)	$(0.45)	$0.12
Total basic earnings per share	$2.11	$1.50	$7.18	$6.39
Diluted:
Continuing operations	$2.08	$1.45	$7.49	$6.07
Discontinued operations	$(0.01)	$(0.01)	$(0.44)	$0.11
Total diluted earnings per share	$2.06	$1.44	$7.04	$6.18

Weighted-average shares outstanding:
Basic shares	34,032	36,034	35,045	37,085
Diluted shares	34,763	37,584	35,715	38,334

Covista Inc.

Consolidated Statements of Cash Flows
(unaudited)

(in thousands)

	Year Ended June 30,
	2026	2025
Operating activities:
Net income	$251,566	$237,065
Loss (income) from discontinued operations	15,809	(4,388)
Income from continuing operations	267,375	232,677
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	41,216	41,590
Amortization and impairments to operating lease assets	27,946	32,543
Depreciation	43,850	40,702
Amortization of acquired intangible assets	11,220	11,220
Amortization and write-off of debt discount and issuance costs	7,621	5,985
Provision for credit losses	68,765	63,237
Deferred income taxes	68,352	18,413
Loss on disposals and impairments of property and equipment	743	2,527
Gain on investments	(1,720)	(1,074)
Loss on assets held for sale	—	490
Changes in assets and liabilities:
Accounts and financing receivables	(89,263)	(80,820)
Prepaid expenses and other current assets	8,423	5,546
Cloud computing implementation assets	(13,954)	(32,823)
Accounts payable	6,192	140
Accrued payroll and benefits	2,494	5,144
Accrued liabilities	(9,697)	(15,948)
Deferred revenue	50,925	34,273
Operating lease liabilities	(19,802)	(24,792)
Other assets and liabilities	110	(5,296)
Net cash provided by operating activities-continuing operations	470,796	333,734
Net cash (used in) provided by operating activities-discontinued operations	(374)	4,165
Net cash provided by operating activities	470,422	337,899
Investing activities:
Capital expenditures	(77,696)	(50,327)
Proceeds from sales of marketable securities	3,260	3,120
Purchases of marketable securities	(4,264)	(2,048)
Payment for investment in business	(5,000)	—
Proceeds from sale of assets	—	7,334
Net cash used in investing activities	(83,700)	(41,921)
Financing activities:
Proceeds from exercise of stock options	131	10,027
Employee taxes paid on withholding shares	(42,367)	(14,200)
Proceeds from stock issued under Colleague Stock Purchase Plan	1,790	1,282
Repurchases of common stock for treasury	(239,866)	(213,125)
Borrowings under long-term debt obligations	1,007,450	9,873
Repayments under long-term debt obligations	(895,283)	(109,873)
Payment of debt issuance and extinguishment costs	(11,987)	—
Net cash used in financing activities	(180,132)	(316,016)
Net increase (decrease) in cash, cash equivalents and restricted cash	206,590	(20,038)
Cash, cash equivalents and restricted cash at beginning of period	201,164	221,202
Cash, cash equivalents and restricted cash at end of period	$407,754	$201,164

Covista Inc.

Segment Revenue

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Revenue:
Chamberlain	$190,216	$184,266	$5,950	3.2%	$750,212	$725,774	$24,438	3.4%
Walden	210,836	182,193	28,643	15.7%	804,933	693,430	111,503	16.1%
Medical and Veterinary	100,330	90,647	9,683	10.7%	398,940	369,086	29,854	8.1%
Consolidated	$501,382	$457,106	$44,276	9.7%	$1,954,085	$1,788,290	$165,795	9.3%

Covista Inc.

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Covista’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: diluted earnings per share) – Measure of Covista’s diluted earnings per share adjusted for restructuring expense, amortization of acquired intangible assets, strategic advisory costs, loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, debt modification costs, tax benefit due to change in unrecognized tax benefits, and loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income) – Measure of Covista’s operating income adjusted for restructuring expense, amortization of acquired intangible assets, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, and debt modification costs.

Adjusted EBITDA (most comparable GAAP measure: net income) – Measure of Covista’s net income adjusted for loss (income) from discontinued operations, interest expense, other income, net, provision for income taxes, depreciation, amortization of acquired intangible assets, amortization of cloud computing implementation assets, stock-based compensation, restructuring expense, litigation reserve, asset impairments, strategic advisory costs, loss on assets held for sale, and debt modification costs. Provision for income taxes, interest expense, and other income, net are not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with adjusted operating income.

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as total long-term debt principal less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:

●	Restructuring expense primarily related to workforce reductions, costs to exit certain course offerings, and prior real estate consolidations at Covista’s home office. We do not include normal, recurring, cash operating expenses in our restructuring expense.
●	Amortization of acquired intangible assets.
●	Amortization of cloud computing implementation assets.
●	Strategic advisory costs related to expanding capabilities and bringing new capacities to market to further enhance our strategic position. We do not include normal, recurring, cash operating expenses in our strategic advisory costs.
●	Loss on debt extinguishment related to amendments and repayments of our Senior Secured Notes due 2028, Term Loan B, and Revolver.
●	Reserves related to significant litigation.

●	Asset impairments related to adjusting certain operating lease assets and property and equipment as a result of adjusting carrying values to fair values.
●	Loss on assets held for sale related to adjusting those assets to estimated fair value less costs to sell.
●	Debt modification costs related to refinancing our Term Loan B.
●	Tax benefit due to change in unrecognized tax benefits.
●	Loss (income) from discontinued operations includes activity from ongoing litigation costs and settlements related to divestitures and the earn-outs we received.

Covista Inc.

Adjusted Operating Income

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Chamberlain:
Operating income	$36,316	$35,739	$577	1.6%	$141,618	$151,455	$(9,837)	(6.5)%
Restructuring expense	—	—	—		2,024	1,912	112
Adjusted operating income	$36,316	$35,739	$577	1.6%	$143,642	$153,367	$(9,725)	(6.3)%
Operating margin	19.1%	19.4%			18.9%	20.9%
Adjusted operating margin	19.1%	19.4%			19.1%	21.1%

Walden:
Operating income	$59,753	$43,982	$15,771	35.9%	$227,788	$177,911	$49,877	28.0%
Restructuring expense	255	—	255		715	—	715
Amortization of acquired intangible assets	2,805	2,805	—		11,220	11,220	—
Litigation reserve	—	—	—		—	(5,550)	5,550
Adjusted operating income	$62,813	$46,787	$16,026	34.3%	$239,723	$183,581	$56,142	30.6%
Operating margin	28.3%	24.1%			28.3%	25.7%
Adjusted operating margin	29.8%	25.7%			29.8%	26.5%

Medical and Veterinary:
Operating income	$16,656	$14,864	$1,792	12.1%	$79,110	$68,798	$10,312	15.0%
Restructuring expense	—	218	(218)		855	454	401
Adjusted operating income	$16,656	$15,082	$1,574	10.4%	$79,965	$69,252	$10,713	15.5%
Operating margin	16.6%	16.4%			19.8%	18.6%
Adjusted operating margin	16.6%	16.6%			20.0%	18.8%

Home Office:
Operating loss	$(17,282)	$(17,660)	$378	2.1%	$(65,140)	$(56,622)	$(8,518)	(15.0)%
Restructuring expense	846	170	676		2,735	948	1,787
Asset impairments	—	—	—		—	6,442	(6,442)
Strategic advisory costs	1,530	6,900	(5,370)		18,562	12,000	6,562
Loss on assets held for sale	—	490	(490)		—	490	(490)
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating loss	$(14,906)	$(10,100)	$(4,806)	(47.6)%	$(43,843)	$(36,030)	$(7,813)	(21.7)%

Covista:
Operating income (GAAP)	$95,443	$76,925	$18,518	24.1%	$383,376	$341,542	$41,834	12.2%
Restructuring expense	1,101	388	713		6,329	3,314	3,015
Amortization of acquired intangible assets	2,805	2,805	—		11,220	11,220	—
Litigation reserve	—	—	—		—	(5,550)	5,550
Asset impairments	—	—	—		—	6,442	(6,442)
Strategic advisory costs	1,530	6,900	(5,370)		18,562	12,000	6,562
Loss on assets held for sale	—	490	(490)		—	490	(490)
Debt modification costs	—	—	—		—	712	(712)
Adjusted operating income (non-GAAP)	$100,879	$87,508	$13,371	15.3%	$419,487	$370,170	$49,317	13.3%
Operating margin (GAAP)	19.0%	16.8%			19.6%	19.1%
Adjusted operating margin (non-GAAP)	20.1%	19.1%			21.5%	20.7%

Covista Inc.

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended				Year Ended
	June 30,				June 30,
			Increase/(Decrease)				Increase/(Decrease)
	2026	2025	$	%	2026	2025	$	%
Chamberlain:
Adjusted operating income (GAAP)	$36,316	$35,739	$577	1.6%	$143,642	$153,367	$(9,725)	(6.3)%
Depreciation	5,965	5,503	462		23,073	21,687	1,386
Amortization of cloud computing implementation assets	2,069	780	1,289		7,689	3,033	4,656
Stock-based compensation	2,419	3,019	(600)		11,128	13,309	(2,181)
Adjusted EBITDA (non-GAAP)	$46,769	$45,041	$1,728	3.8%	$185,532	$191,396	$(5,864)	(3.1)%
Adjusted EBITDA margin (non-GAAP)	24.6%	24.4%			24.7%	26.4%

Walden:
Adjusted operating income (GAAP)	$62,813	$46,787	$16,026	34.3%	$239,723	$183,581	$56,142	30.6%
Depreciation	2,014	1,993	21		8,103	7,421	682
Amortization of cloud computing implementation assets	1,916	760	1,156		6,939	3,002	3,937
Stock-based compensation	2,926	3,123	(197)		13,190	12,477	713
Adjusted EBITDA (non-GAAP)	$69,669	$52,663	$17,006	32.3%	$267,955	$206,481	$61,474	29.8%
Adjusted EBITDA margin (non-GAAP)	33.0%	28.9%			33.3%	29.8%

Medical and Veterinary:
Adjusted operating income (GAAP)	$16,656	$15,082	$1,574	10.4%	$79,965	$69,252	$10,713	15.5%
Depreciation	3,080	2,755	325		12,016	10,853	1,163
Amortization of cloud computing implementation assets	719	306	413		2,555	1,208	1,347
Stock-based compensation	2,022	1,873	149		8,243	7,486	757
Adjusted EBITDA (non-GAAP)	$22,477	$20,016	$2,461	12.3%	$102,779	$88,799	$13,980	15.7%
Adjusted EBITDA margin (non-GAAP)	22.4%	22.1%			25.8%	24.1%

Home Office:
Adjusted operating loss	$(14,906)	$(10,100)	$(4,806)	(47.6)%	$(43,843)	$(36,030)	$(7,813)	(21.7)%
Depreciation	164	184	(20)		658	741	(83)
Stock-based compensation	2,746	2,394	352		8,655	8,318	337
Adjusted EBITDA	$(11,996)	$(7,522)	$(4,474)	(59.5)%	$(34,530)	$(26,971)	$(7,559)	(28.0)%

Covista:
Net income (GAAP)	$71,721	$54,212	$17,509	32.3%	$251,566	$237,065	$14,501	6.1%
Loss (income) from discontinued operations	439	250	189		15,809	(4,388)	20,197
Interest expense	9,799	10,853	(1,054)		45,435	52,318	(6,883)
Other income, net	(2,756)	(2,511)	(245)		(7,178)	(9,290)	2,112
Provision for income taxes	16,240	14,121	2,119		77,744	65,837	11,907
Depreciation and amortization	18,732	15,086	3,646		72,253	59,165	13,088
Stock-based compensation	10,113	10,409	(296)		41,216	41,590	(374)
Restructuring expense	1,101	388	713		6,329	3,314	3,015
Litigation reserve	—	—	—		—	(5,550)	5,550
Asset impairments	—	—	—		—	6,442	(6,442)
Strategic advisory costs	1,530	6,900	(5,370)		18,562	12,000	6,562
Loss on assets held for sale	—	490	(490)		—	490	(490)
Debt modification costs	—	—	—		—	712	(712)
Adjusted EBITDA (non-GAAP)	$126,919	$110,198	$16,721	15.2%	$521,736	$459,705	$62,031	13.5%
Adjusted EBITDA margin (non-GAAP)	25.3%	24.1%			26.7%	25.7%

Covista Inc.

Adjusted Earnings

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (GAAP)	$71,721	$54,212	$251,566	$237,065
Restructuring expense	1,101	388	6,329	3,314
Amortization of acquired intangible assets	2,805	2,805	11,220	11,220
Strategic advisory costs	1,530	6,900	18,562	12,000
Loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, and debt modification costs	—	490	4,810	3,832
Tax benefit due to change in unrecognized tax benefits	(3,289)	—	(3,289)	—
Income tax impact on non-GAAP adjustments (1)	(1,486)	(2,602)	(10,308)	(7,423)
Loss (income) from discontinued operations	439	250	15,809	(4,388)
Adjusted net income (non-GAAP)	$72,821	$62,443	$294,699	$255,620

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Diluted earnings per share (GAAP)	$2.06	$1.44	$7.04	$6.18
Effect on diluted earnings per share:
Restructuring expense	0.03	0.01	0.18	0.09
Amortization of acquired intangible assets	0.08	0.07	0.31	0.29
Strategic advisory costs	0.04	0.18	0.52	0.31
Loss on debt extinguishment, litigation reserve, asset impairments, loss on assets held for sale, and debt modification costs	—	0.01	0.13	0.10
Tax benefit due to change in unrecognized tax benefits	(0.09)	—	(0.09)	—
Income tax impact on non-GAAP adjustments (1)	(0.04)	(0.07)	(0.29)	(0.19)
Loss (income) from discontinued operations	0.01	0.01	0.44	(0.11)
Adjusted earnings per share (non-GAAP)	$2.09	$1.66	$8.25	$6.67
Diluted shares	34,763	37,584	35,715	38,334

Note: May not sum due to rounding.

(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Covista Inc.

Free Cash Flow

(unaudited)

(in thousands)

	Twelve Months Ended
	FY25	FY26	FY26	FY26	FY26
	Q4	Q1	Q2	Q3	Q4
Net cash provided by operating activities-continuing operations (GAAP)	$333,734	$374,796	$427,890	$406,335	$470,796
Capital expenditures	(50,327)	(55,936)	(59,880)	(69,872)	(77,696)
Free cash flow (non-GAAP)	$283,407	$318,860	$368,010	$336,463	$393,100

Covista Inc.

Net Leverage

(unaudited)

(in thousands)

Year Ended
June 30, 2026
Covista:
Net income (GAAP)	$251,566
Loss from discontinued operations	15,809
Interest expense	45,435
Other income, net	(7,178)
Provision for income taxes	77,744
Depreciation and amortization	72,253
Stock-based compensation	41,216
Restructuring expense	6,329
Strategic advisory costs	18,562
Adjusted EBITDA (non-GAAP)	$521,736

June 30, 2026
Total long-term debt principal	$673,000
Less: Cash and cash equivalents	(406,316)
Net debt (non-GAAP)	$266,684

Net leverage (non-GAAP)	0.5x